                                                                    EXHIBIT 99.1

                              CROWN VANTAGE INC.
                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                       SALE OF BERLIN-GORHAM FACILITIES

     The following Unaudited Pro Forma Condensed Statements of Income for the three months ended March 28, 1999 and for the year ended December 27, 1998 and the Unaudited Pro Forma Condensed Balance Sheet as of March 28, 1999 give effect to Crown Vantage Inc.'s (the "Company") sale of its pulp and paper mills in Berlin and Gorham, New Hampshire ("Berlin-Gorham") to American Tissue Inc. ("American Tissue"). Proceeds from the sale of Berlin-Gorham to American Tissue totaled $45 million in cash plus the assumption by American Tissue of certain liabilities. The pro forma information is based on the historical consolidated statements of the Company after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the sale of Berlin-Gorham to American Tissue been consummated on the dates indicated or that may be obtained in the future.


                              CROWN VANTAGE INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                       12 MONTHS ENDED DECEMBER 27, 1998
                  (amounts in 000's except per share amounts)


                                               HISTORICAL        HISTORICAL
                                                 CROWN             BERLIN-          PRO-FORMA
                                                VANTAGE           GORHAM (a)       ADJUSTMENTS             PRO-FORMA
                                               ----------        -----------       -----------            -----------
Net Sales                                      $  850,994        $  (162,873)      $    19,981  (b)       $   708,102

Cost of Goods Sold                                796,935           (176,202)           17,583  (b)
                                                                                         2,074  (c)           640,390
                                               ----------        -----------       -----------            -----------
     Gross Margin                                  54,059             13,329               324                 67,712

Asset Impairment and Other Charges                163,834           (143,632)                                  20,202
Selling and Administrative Expenses                62,360                               (4,115) (d)
                                                                                          (640) (e)
                                                                                        (2,300) (f)            55,305
                                               ----------        -----------       -----------            -----------
     Operating Income (Loss)                     (172,135)           156,961             7,379                 (7,795)

Interest Expense                                  (64,672)                               2,479  (g)           (62,193)
Other Income, net                                   1,400                (85)                                   1,315
                                              -----------        -----------       -----------            -----------
     Income (Loss) Before Income Taxes and
     extraordinary item                          (235,407)           156,876             9,858                (68,673)


Income Tax Provision (Benefit)                    (75,912)                              77,903  (h)             1,991
                                              -----------        -----------       -----------            -----------
     Net Income (Loss) before
     extraordinary item                       $  (159,495)       $   156,876       $   (68,045)           $   (70,664)
                                              ===========        ===========       ===========            ===========

Loss per share before extraordinary item      $    (16.79)                                                $     (7.44)
Average common stock and
     common stock equivalents                       9,502                                                       9,502

                              CROWN VANTAGE INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         3 MONTHS ENDED MARCH 28, 1999
                  (amounts in 000's except per share amounts)

                                              HISTORICAL         HISTORICAL
                                                CROWN              BERLIN-          PRO-FORMA
                                               VANTAGE            GORHAM (a)       ADJUSTMENTS           PRO-FORMA
                                              ----------         -----------       -----------          -----------
Net Sales                                    $   201,165         $   (40,125)      $     5,037  (b)     $   166,077

Cost of Goods Sold                               193,043             (38,293)            4,432  (b)
                                                                                           468  (c)         159,650
                                             -----------         -----------       -----------          -----------
     Gross Margin                                  8,122              (1,832)              137                6,427

Asset Impairment and Other Charges                16,175             (16,175)
Property Tax Accrual Reversal                     (8,957)              8,957
Selling and Administrative Expenses               15,424                                  (981) (d)
                                                                                          (160) (e)
                                                                                          (575) (f)          13,708
                                             -----------         -----------       -----------          -----------
     Operating Income (Loss)                     (14,520)              5,386             1,853               (7,281)

Interest Expense                                 (15,552)                                  620  (g)         (14,932)
Other Income, net                                    142                 (21)                                   121
                                             -----------         -----------       -----------          -----------
     Income (Loss) Before Income Taxes           (29,930)              5,365             2,473              (22,092)
Income Tax Provision                                 432                                   (42) (h)             390
                                             -----------         -----------       -----------          -----------
     Net Income (Loss)                       $   (30,362)        $     5,365       $     2,515          $   (22,482)
                                             ===========         ===========       ===========          ===========

  Loss per share                             $     (2.93)                                               $     (2.17)
   Average common stock and
    common stock equivalents                      10,351                                                     10,351

                              CROWN VANTAGE INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 28, 1999
                              (amounts in 000's)


                                          HISTORICAL
                                            CROWN                PRO FORMA
                                           VANTAGE              ADJUSTMENTS             PRO FORMA
                                      ----------------      -----------------        ---------------
ASSETS
Current Assets
  Cash                                       $  11,230                                     $  11,230
  Inventory                                     72,775                                        72,775
  Asset held for sale                           45,000               $(45,000) (a)
  Other current assets                          56,531                                        56,531
                                      ----------------      -----------------        ---------------
     Total current assets                      185,536                (45,000)               140,536

  PP&E, net                                    378,664                                       378,664
  Other assets                                  80,288                                        80,288
                                      ----------------      -----------------        ---------------
     Total assets                            $ 644,488               $(45,000)             $ 599,488
                                      ================      =================        ===============

LIABILITIES

  Current liabilities                        $  97,520               $(17,000) (g)         $  80,520

Long-Term liabilities
  Long-term debt                               585,423                (28,000) (g)           557,423
  Post retirement benefits                      85,084                                        85,084
  Other long-term liabilities                   45,336                                        45,336
                                      ----------------      -----------------        ---------------
     Total liabilities                         813,363                (45,000)               768,363

Shareholders' Equity (Deficit)
  Common stock and other                        45,831                                        45,831
  Retained deficit                            (214,706)                                     (214,706)
                                      ----------------      -----------------        ---------------

     Total liabilities and deficit           $ 644,488               $(45,000)             $ 599,488
                                      ================      =================        ===============

                              CROWN VANTAGE INC.
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a) Elimination of Berlin-Gorham's historical income statement and net assets held for sale on the balance sheet. The Unaudited Pro Forma Condensed Income Statements are presented assuming the sale occurred at the beginning of the periods presented. The Unaudited Pro Forma Condensed Balance Sheet is presented assuming the sale occurred on the balance sheet date.

(b) Effective with the sale of Berlin-Gorham, the Company entered into a three year Strategic Alliance Agreement ("SAA") with American Tissue that provides that the Company retains the rights to certain grades of paper critical to its uncoated printing and publishing papers strategy. Berlin-Gorham will continue to manufacture these papers on behalf of the Company. The Company will market these grades (a minimum of 20,000 tons per year) and collect a commission based on the net sales price of these grades. The pro forma adjustment was calculated by applying the contractual commission to actual net sales of these grades for the periods presented.

(c) Effective with the sale of Berlin-Gorham, the Company entered into a three year Pulp Purchase Agreement ("PPA") that provides for the purchase of 40,000 tons of pulp from Berlin-Gorham at a discount off of quoted market prices. The pro forma adjustment reflects the estimated cost difference between the historical transfer costs of pulp from Berlin-Gorham to the Company's other mills and the estimated costs under the PPA.

(d) Effective with the sale of Berlin-Gorham, the Company entered into a three year Paper Brokerage Agreement ("PBA") that provides for the Company to continue marketing and selling certain uncoated freesheet papers manufactured by Berlin-Gorham not covered under the SAA (estimated at 130,000 tons annually). The Company will collect a commission on these sales based on the net sales price. The pro forma adjustment was calculated by applying the contractual commission to actual net sales of these grades for the periods presented.

(e) As a result of the sale, management estimates that average accounts receivable eligible for sale under its securitization facility would have been reduced by approximately $8 million for the periods presented. The estimated reduction is approximately the same for all periods presented. This will result in a corresponding decrease in selling and administrative expenses associated with this facility.

(f) The Company has agreed to provide certain transition services for Berlin-Gorham. The transition services agreement provides for reimbursement to the Company for certain general and administrative costs. The reimbursement is contractually set at a rate per month based on the estimated costs to the Company to perform these services.

(g) Reduction in interest expense reflects the pay down of term and revolver debt based on the estimated net proceeds from the sale. Net proceeds available for debt reduction is estimated to be $28 million with a minimum prepayment of $10 million to Term Loan B and the remainder to the Revolving Credit Facility. The amount of net cash proceeds available for debt reduction would not have materially varied for the periods presented. Cash proceeds of $45 million from the sale are reduced by transaction costs and certain current liabilities of Berlin-Gorham retained by the Company. Net proceeds available for debt reduction are calculated as follows (amounts in millions):

     Cash proceeds                                 $45.0
     Transaction fees                                1.8
     Accounts payable and accrued liabilities       15.2
                                                   -----
     Total                                         $28.0
                                                   =====

(h) The pro forma adjustment gives income statement effect to a valuation allowance against deferred tax benefits recognized for the period ended December 27, 1998. The adjustment also eliminates state and value-added taxes pertaining to Berlin-Gorham.